Exhibit 99.1

Chico’s FAS, Inc. Raises Fiscal 2019 Fourth Quarter Outlook to Reflect Continued Improvement in Business

Announces Participation in the 2020 ICR Conference
Announces CFO Transition

FORT MYERS, Fla. – January 8, 2020 – Chico’s FAS, Inc. (NYSE: CHS) (the “Company” or Chico’s FAS) today announced that Executive Vice President and Chief Financial Officer Todd E. Vogensen has resigned, effective January 17, 2020, to accept a CFO position with another company. Jennifer Ellis, Senior Vice President, Finance, has been appointed Interim Chief Financial Officer, effective February 3, 2020.

“On behalf of the Board and the leadership team, I would like to thank Todd for his contributions to Chico’s FAS and wish him well in his future endeavors,” said Bonnie Brooks, CEO and President.

“We are experiencing continued comparable sales improvement across all three brands for the first time in several years, and as a result, today we are raising our outlook for the fourth quarter. We are encouraged by our customer’s receptivity to our improved product assortments, our elevated marketing, and our enhanced selling tools, which were our key strategic priorities for fall and holiday. Our commitment made in Q2 2019 to recruiting executive level leadership with proven track records has now resulted in the addition of top talent to the company across all of our three brands. While work remains, we are confident that we are on the right path to enhancing shareholder value,” said Ms. Brooks.

Raised Fiscal 2019 Fourth Quarter Outlook
The Company is raising its fiscal 2019 fourth quarter outlook, which was previously provided on November 26, 2019, to reflect further improvements in the business following a strong holiday season. The outlook includes the incremental impact of tariffs, while excluding expected net charges related to the Company’s retail fleet optimization plan and the impact of severance and other related net charges in connection with actions taken to reposition our organizational structure.
For the fiscal 2019 fourth quarter, compared to the fiscal 2018 fourth quarter:

•
The Company anticipates fourth quarter total net sales and consolidated comparable sales to be approximately flat, an improvement on its previous outlook of a low single-digit decline. The revised outlook reflects sequential comparable sales improvement at Chico’s and White House Black Market, as well as continued strong sales growth at Soma.

•
The Company expects adjusted gross margin as a percent of sales to be approximately flat to last year’s adjusted gross margin of 32.3%, favorable to its previous outlook of down 100 to 150 basis points.

•	SG&A expenses are expected to be down approximately $5 million, on the low end of our previous outlook of down approximately $5 million to $7 million.

ICR CONFERENCE
Chico’s FAS management intends to further discuss the Company’s business and outlook during a “Fireside Chat” at the 2020 ICR Conference on Monday, January 13, 2020 at 11:30 AM ET, which will be webcast live and available following the event in the Investor Relations section of the Company’s website at www.chicosfas.com.

ABOUT JENNIFER ELLIS
Jennifer Ellis, age 42, has served as the Company’s Senior Vice President, Finance since July 2018 and prior to that served in various finance roles at the Company, including Vice President, Financial Planning & Analysis from April 2016 to July 2018 and Senior Director, Finance from October 2015 to April 2016. Prior to joining the Company, Ms. Ellis served as Vice President, Finance of Tailored Brands, Inc. from March 2013 to October 2015.

ABOUT CHICO'S FAS, INC.
The Company, through its brands – Chico's, White House Black Market, Soma and TellTale™ is a leading omnichannel specialty retailer of women's private branded, sophisticated, casual-to-dressy clothing, intimates and complementary accessories.

As of November 2, 2019, the Company operated 1,373 stores in the U.S. and Canada and sold merchandise through 89 international franchise locations in Mexico and 2 domestic franchise airport locations. The Company's merchandise is also available at www.chicos.com, www.chicosofftherack.com, www.whbm.com, www.soma.com and www.mytelltale.com as well as through third-party channels. For more detailed information on the Company, please go to our corporate website at www.chicosfas.com. The information on our corporate website is not, and shall not be deemed to be, a part of this press release or incorporated into our federal securities law filings.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements, including without limitation statements made in Ms. Brooks’ quote and under "Raised Fiscal 2019 Fourth Quarter Outlook,” relate to expectations and projections regarding the Company’s 2019 performance and may include the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “outlook,” “project,” “should,” “strategy,” “potential” and similar terms. These forward-looking statements are based largely on information currently available to our management and on our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those currently anticipated. Although we believe our expectations are based on reasonable estimates and assumptions, there is no assurance that our expectations will, in fact, occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements. Factors that could cause actual results to differ include, but are not limited to: changes in the general economic and business environment; changes in the general or specialty retail or apparel industries, including the extent of the market demand and overall level of spending for women’s private branded clothing and related accessories; the availability of quality store sites; the effectiveness of our brand strategies, awareness and marketing programs; the ability to successfully execute and achieve the expected results of our business strategies and particular strategic initiatives (including, but not limited to, the Company’s revised organizational structure, retail fleet optimization plan and three operating priorities which are driving stronger sales through improved product and marketing; optimizing the customer journey by simplifying, digitizing and extending the Company’s unique and personalized service; and transforming sourcing and supply chain operations to increase product speed to market and improve quality), sales initiatives and multi-channel strategies; customer traffic; our ability to appropriately manage our inventory and allocation processes; our ability to leverage inventory management and targeted promotions; the successful recruitment of leadership and the successful integration of new members of our senior management team; uncertainties regarding future unsolicited offers to buy the Company and our ability to respond effectively to them as well as to actions of activist shareholders and others; changes in the political environment that create consumer uncertainty; the risk that our investments in merchandise or marketing initiatives may not deliver the results we anticipate; significant changes to product import and distribution costs (such as unexpected consolidation in the freight carrier industry, and the ability to remain competitive with customer shipping terms and costs pertaining to product deliveries and returns); new or increased taxes or tariffs (particularly with respect to China) that could impact, among other things, our sourcing from foreign suppliers; and significant shifts in consumer behavior. Other risk factors are detailed from time to time in the Company’s Quarterly Reports on Form 10-Q, Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. These factors should be considered in evaluating forward‑looking statements contained herein. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

Investor Relations Contact:
Tom Filandro
ICR, Inc.
(646) 277-1235
tom.filandro@icrinc.com